SUBSCRIPTION AGREEMENT

           This Subscription Agreement, dated as of June 13, 2003, is among NR Holdings, Inc., a Delaware corporation (the "Company"), and the investors listed on Exhibit A (the "Subscribers").

           WHEREAS, NationsRent, Inc., a Delaware corporation, ("Old NationsRent") and its Subsidiaries (as defined below) were debtors in bankruptcy cases (Case Nos. 01-11628 through 01-11639) filed in the United States Bankruptcy Court in the District of Delaware (the "Bankruptcy Court");

           WHEREAS, pursuant to the First Amended Joint Plan of Reorganization of NationsRent, Inc. and Its Debtor Subsidiaries dated February 7, 2003 filed jointly by Old NationsRent and its Subsidiaries with the Bankruptcy Court on February 11, 2003, as modified by order of the Bankruptcy Court from time to time and confirmed by the Bankruptcy Court on May 14, 2003 (as so modified and confirmed, the "Plan"), (a) Old NationsRent was merged with and into an indirect Subsidiary of the Company and (b) the Company is, among other things, authorized to issue to the Subscribers up to $80,000,000 in equity and debt securities in connection with the consummation of the Plan;

           WHEREAS, pursuant to the letter agreement dated May 1, 2003 (the "Commitment Letter") between Baupost Capital, L.L.C., a Massachusetts limited liability company ("Baupost"), and Old NationsRent, Baupost agreed to purchase, or to cause one or more of its affiliates to purchase, from the Company (a) $40,000,000 of the Company's common stock, $0.01 par value per share (the "Common Stock"), (b) $25,000,000 of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), and (c) $15,000,000 of the Company's subordinated notes, all on the terms and conditions set forth in the Commitment Letter;

           NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.       Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement with the specific meanings set forth below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) the capitalized term "Schedule" refers to schedules to this Agreement, (d) references to a particular Section include all subsections thereof, (e) the word "including" shall be construed as "including without limitation", (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulations or rules, in each case as from time to time in effect, and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

           "Aggregate Purchase Price" is defined in Section 2.2.

           "Agreement" means this Subscription Agreement as from time to time amended, modified and in effect.

           "Benefit Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

           "Bankruptcy Court" is defined in the recitals to this Agreement.

           "Baupost" is defined in the recitals to this Agreement.

           "By-laws" means, with respect to any Person other than an individual, all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of such Person, all as from time to time in effect.

           "Charter" means, with respect to any Person other than an individual, the articles of organization, certificate of incorporation, memorandum of association, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of such Person, each as from time to time in effect.

           "Closing" is defined in Section 2.3.

           "Closing Date" means the date on which the Closing occurs.

           "Code" means the federal Internal Revenue Code of 1986.

           "Commitment Letter" is defined in the recitals to this Agreement.

           "Common Shares" means an aggregate of 507,045 shares of Common Stock.

           "Common Stock" is defined in the recitals to this Agreement.

           "Company" is defined in the preamble to this Agreement.

           "Conversion Shares" means, at any time, the aggregate number of shares of Common Stock issuable upon conversion of the Notes then outstanding into shares of Common Stock in accordance with the terms of the Notes.

           "Environmental Laws" means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules, regulations and mandatory guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including the federal Occupational Health and Safety Act.

           "ERISA" means the federal Employee Retirement Income Security Act of 1974.

           "ERISA Group Person" means the Company, any of its Subsidiaries and any Person which is a member of the controlled group or under common control with the Company or any of its Subsidiaries within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

           "Financial Statements" means the unaudited consolidated balance sheet of Old NationsRent as at April 30, 2003 and the unaudited consolidated statements of income, of changes in partners' capital and of cash flows of Old NationsRent for the portion of the fiscal year of Old NationsRent then ended.

           "Holder" means each registered holder from time to time of any Securities, except for any holder of Securities transferred in violation of the Stockholders Agreement or sold in a registered public offering or to the public under Rule 144 under the Securities Act.

           "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in the business, assets, financial condition, income or prospects of the Company and its Subsidiaries (taken as a whole).

           "Multiemployer Plan" means any Benefit Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

           "Notes" means $15,211,354 in aggregate principal amount of unsecured convertible subordinated promissory notes issued by the Company in substantially the form of Exhibit B.

           "Old NationsRent" is defined in the recitals to this Agreement.

           "Percentage Interest" means, with respect to any Subscriber, the quotient (expressed as a percentage) of (a) the portion of the Aggregate Purchase Price specified opposite the name of such Subscriber on Exhibit A, divided by (b) the Aggregate Purchase Price.

           "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

           "Plan" is defined in the recitals to this Agreement.

           "Preferred Stock" is defined in the recitals to this Agreement.

           "Preferred Shares" means an aggregate of 24,225 shares of Preferred Stock.

           "Proprietary Rights" is defined in Section 3.1.11.

           "Restricted Stock Plan" means the 2003 Restricted Stock Plan of NR Holdings, Inc., as amended and in effect from time to time.

           "Securities" means each of the Common Shares, the Preferred Shares and the Notes.

           "Securities Act" means the federal Securities Act of 1933.

           "Stockholders Agreement" means the Stockholders' Agreement dated as of June 13, 2003, as amended and in effect from time to time, among the Company and the stockholders of the Company from time to time party thereto.

           "Subscribers" is defined in the preamble to this Agreement.

           "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests or (c) be a general partner, manager or joint venturer.

2.       Sale and Purchase of Securities.

           2.1. Subscription. On the terms and subject to the conditions hereof, the Company hereby agrees to sell to each Subscriber, and each Subscriber hereby agrees to purchase from the Company:

(a) the number of Common Shares specified opposite the name of such Subscriber on Exhibit A at the purchase price per share of $80;

(b) the number of Preferred Shares specified opposite the name of such Subscriber on Exhibit A at the purchase price per share of $1,000; and

(c) the aggregate principal amount of Notes specified opposite the name of such Subscriber on Exhibit A.

           2.2. Aggregate Purchase Price. The aggregate purchase price payable by the Subscribers for the Securities to be purchased hereunder is $80,000,000 (the "Aggregate Purchase Price"), and the portion of the Aggregate Purchase Price payable by each Subscriber for the Securities to be purchased by such Subscriber hereunder is specified opposite the name of such Subscriber on Exhibit A.

           2.3. Closing. The closing of the sale and purchase of the Securities (the "Closing") shall take place at such place and on such date on or prior to June 30, 2003 as the Company and the Subscribers may mutually determine. On the Closing Date, against payment by each Subscriber to the Company of the portion of the Aggregate Purchase Price specified opposite such Subscriber's name on Exhibit A by wire transfer of immediately available funds, the Company will deliver to such Subscriber (a) a certificate representing the number of Common Shares specified opposite the name of such Subscriber on Exhibit A, (b) a certificate representing the number of Preferred Shares specified opposite the name of such Subscriber on Exhibit A and (c) a Note payable to such Subscriber in the principal amount specified opposite the name of such Subscriber on Exhibit A.

3.       Representations and Warranties.

           3.1. Representations and Warranties of Company. The Company hereby represents and warrants to the Subscribers that:

3.1.1. Organization. Each of the Company and its Subsidiaries is a corporation, limited partnership or limited liability company (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) qualified to do business as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which such qualification is required, except for such failures to be so qualified as would not, in the aggregate, result, or create a material risk of resulting, in a Material Adverse Change. Each of the Company and its Subsidiaries has all required power and authority, corporate, limited partnership, limited liability company or otherwise, (i) to own its property, (ii) to carry on its business as presently conducted or proposed to be conducted and (iii) in the case of the Company, to carry out the transactions contemplated hereby. The Company has made available to the Subscribers true and complete copies of the Charter and By-laws of each of the Company and its Subsidiaries, in each case as amended and in effect on the date hereof, and such documents will be in effect in such form on the Closing Date.

3.1.2. Authorization; Enforceability. The Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, including the issuance of the Securities. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.1.3. Capitalization. When issued in accordance with the terms of this Agreement, the Securities will be duly authorized, validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights with respect to the issuance or sale by the Company of the Securities which have not been waived. Immediately after each of the consummation of the Plan (and all related transactions) and the Closing:

(a) the entire authorized capital stock of the Company will consist of (i) 3,000,000 shares of Common Stock, of which 1,540,697 shares will be issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, of which 72,002 shares will be issued and outstanding;

(b) the Company will hold no shares of Common Stock and no shares of Preferred Stock in its treasury;

(c) the Company will have reserved 62,857 shares of Common Stock for issuance upon conversion of the Notes;

(d) there will be no outstanding warrants, options or other rights to purchase or acquire from the Company, or exercisable or exchangeable for or convertible into, any shares of Common Stock or Preferred Stock, except for (i) the Notes, (ii) unsecured convertible subordinated promissory notes (other than the Notes) issued by the Company in an aggregate principal amount of 30,000,000, (iii) shares of Common Stock reserved for issuance under the Restricted Stock Plan;

(e) there will be no restrictions on the transfer or voting of any shares of Common Stock or Preferred Stock, except as (i) set forth in (A) the Stockholders Agreement, (B) the Call Agreement dated as of June 13, 2003 between the Company and Perry Mandarino, as trustee of the NationsRent Unsecured Creditor's Liquidating Trust, a Delaware business trust, or (C) the Restricted Stock Plan or (ii) imposed by applicable securities laws; and

(f) there will be no existing rights with respect to registration under the Securities Act of any securities of the Company.

3.1.4. Securities Laws Matters. Assuming that the representations and warranties of the Subscribers contained in Section 3.2 are true and correct, the offer, issuance and sale of the Securities by the Company to the Subscribers are, and will be as of the Closing, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been, or will be as of the Closing, registered or qualified (or are, or will be as of the Closing, exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state blue sky and securities laws. The Company has not violated the Securities Act or any state blue sky or securities laws in connection with the issuance of any securities of the Company.

3.1.5. Subsidiaries. Schedule 3.1.5 sets forth a true and correct list of the name and jurisdiction of organization of each Subsidiary of the Company.

3.1.6. Financial Statements. The Company has previously made available to the Subscribers copies of the Financial Statements. The Financial Statements (a) were prepared in accordance with (i) the books and records of Old NationsRent and its Subsidiaries and (ii) generally accepted accounting principles consistently applied throughout the period involved and (b) fairly present in all material respects the financial condition of Old NationsRent and its Subsidiaries at the date thereof and the results of operations for the period indicated; provided, however, that the Financial Statements are subject to normal year-end audit adjustments and the addition of footnotes.

3.1.7. No Material Adverse Chance. There has been (a) no Material Adverse Change since April 30, 2003 and (b) no material change in the ability of the Company and its Subsidiaries to operate after the Effective Date (as defined in the Plan).

3.1.8. Title to Property. The Company has (a) good and marketable fee simple title to or valid leasehold interests in all of its real property and (b) good and marketable title or valid leasehold interests to all of its other property (including all real and other property, in each case as reflected in the Financial Statements), (i) except in the case of clause (b) above, properties disposed of since April 30, 2003 in the ordinary course of business or as contemplated by the Plan and (ii) in the case of clauses (a) and (b) above, subject to no liens other than permitted under the Company's credit facility with its senior lenders. Each of the Company and its Subsidiaries enjoy peaceful and undisturbed possession of all their real property, and there is no pending or, to the actual knowledge of the Company and its Subsidiaries, threatened condemnation proceeding relating to any such real property that could reasonably be expected to result in a Material Adverse Change. None of the leases with respect to the leased property contains provisions which have resulted, or could reasonably be expected to result, in a Material Adverse Change. All of the structures and other tangible assets owned, leased or used by the Company or any of its Subsidiaries in the conduct of its business are (A) insured to the extent and in a manner customary in the industry in which the Company or such Subsidiary is engaged, (B) structurally sound with no known defects, (C) in good operating condition and repair, subject to ordinary wear and tear, (D) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial, (E) sufficient for the operation of the businesses of the Company and its Subsidiaries as currently conducted and (F) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, in each case except where the failure to so comply or so conform could not reasonably be expected to result in a Material Adverse Change.

3.1.9. Tax Matters. Each of the Company and its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) which are not yet delinquent or (b) which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with generally accepted accounting principles. Neither the Company nor any of its Subsidiaries is aware of any proposed tax assessments against the Company or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Change.

3.1.10. Affiliate Transactions. Except as set forth on Schedule 3.1.10, neither the Company nor any of its Subsidiaries is a party to, or bound by, any agreement or arrangement (whether oral or written) to which any affiliate of the Company or any of its Subsidiaries is a party, except (a) in the ordinary course, and pursuant to the reasonable requirements, of the business of the Company or such Subsidiary, as the case may be, and (b) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than the Company or such Subsidiary, as the case may be, could obtain in a comparable arm's-length transaction with an unaffiliated Person.

3.1.11. Intellectual Property. Each of the Company and its Subsidiaries possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks and tradenames to continue to conduct its business as heretofore conducted by it. Schedule 3.1.11 sets forth (a) all of the material, federal, state and foreign registrations of trademarks, service marks and other marks, and trade names of the Company and its Subsidiaries, and all pending applications for any such registrations, (b) all of the material patents of the Company and its Subsidiaries and all pending applications therefor and (c) all other material trademarks, service marks and other marks, and trade names used by the Company or any of its Subsidiaries in connection with its business (collectively, the "Proprietary Rights"). The Company and its Subsidiaries are collectively the owners of each of the trademarks listed on Schedule 3.1.11 as indicated on such Schedule, and no other Person has the right to use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. Each of the trademarks listed on Schedule 3.1.11 is a federally registered trademark of the Company or one or more of its Subsidiaries and has the registration number and issue date set forth on Schedule 3.1.11. The Proprietary Rights listed on Schedule 3.1.11 are all those used in the businesses of the Company and its Subsidiaries. Except as disclosed on Schedule 3.1.11, no Person (other than the Company or one or more of its Subsidiaries) has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by the Company or any of its Subsidiaries, and no Person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as disclosed on Schedule 3.1.11. Neither the Company nor any of its Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other Person (other than the Company or one or more of its Subsidiaries), except for any license granted in the ordinary course of business, the granting of which could not reasonably be expected to result in a Material Adverse Change. To the actual knowledge of the Company, the use of each of the Proprietary Rights by the Company and its Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by the Company or any of its Subsidiaries that is presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. Neither the Company nor any of its Subsidiaries has given notice to any Person that it is infringing on any of the Proprietary Rights, and to the actual knowledge of the Company, no Person is infringing on any of the Proprietary Rights. All of the Proprietary Rights of the Company and its Subsidiaries are valid and enforceable rights of the Company and its Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.1.12. Effect of Transactions. Each of the execution, delivery and performance (including the issuance, sale and delivery of the Securities hereunder) by the Company of this Agreement does not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under its Charter or By-laws or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its property is bound or affected.

3.1.13. No Governmental Consent or Approval Required. Except for federal or state securities law filings which have been made or which will be made in a timely manner, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful (a) authorization, execution and delivery by the Company of this Agreement or (b) authorization, issuance, sale and delivery by the Company of the Securities.

3.1.14. Litigation. Except as set forth on Schedule 3.1.14, no judgments, orders, writs or decrees are outstanding against the Company or any of its Subsidiaries nor is there now pending or, to the actual knowledge of the Company, threatened any litigation, contested claim, investigation, arbitration or governmental proceeding by or against the Company or any of its Subsidiaries, except judgments and pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceedings which could not reasonably be expected to result in a Material Adverse Change.

3.1.15. Licenses, etc. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as currently conducted or proposed to be conducted. Neither the Company nor any of its Subsidiaries is in violation of any material law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business which in the aggregate would result, or create a material risk of resulting, in a Material Adverse Change.

3.1.16. Environmental Regulations. To the knowledge of the Company, each of the Company and its Subsidiaries is in compliance in all material respects with all Environmental Laws in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states in which the Company or any of its Subsidiaries conducts its business, in each case other than those instances of noncompliance which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

3.1.17. Labor Relations. No dispute or controversy between the Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and neither the Company nor any of its Subsidiaries anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. Each of the Company and its Subsidiaries is in compliance in all material respects with all United States federal and state and foreign laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Change and (b) the payment of wages.

3.1.18. Benefit Plans. Each Benefit Plan (other than a Multiemployer Plan) and, to the knowledge of the Company and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Benefit Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Schedule 3.1.18. Each ERISA Group Person has met all of the funding standards applicable to all Benefit Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Benefit Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the knowledge of the Company and its Subsidiaries, no Benefit Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

3.1.19. Bankruptcy Issues. The Plan has been confirmed by the Bankruptcy Court. Prior to or contemporaneously with the Closing, (a) all the conditions precedent to consummation of the Plan as set forth in the Plan will have been satisfied, (b) the Plan will have been consummated and (c) Old NationsRent and its Subsidiaries will have emerged from bankruptcy protection in accordance with Title 11 of the United States Code.

3.1.20. Disclosure. Neither this Agreement nor any financial statement, report, notice or certificate furnished or to be furnished to Baupost or the Subscribers by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement, the Plan or the transactions contemplated hereby or thereby, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Except as disclosed in this Agreement or the Plan, no fact is actually known to the Company or any of its Subsidiaries which has resulted, or in the future (so far as the Company or any of its Subsidiaries can reasonably foresee) will result, or creates a material risk of resulting, in a Material Adverse Change.

           3.2. Representations and Warranties of Subscribers. Each Subscriber represents and warrants to the Company that:

3.2.1. Organization. Such Subscriber (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has all required power and authority, limited liability company or otherwise, (i) to own its property, (ii) to carry on its business as presently conducted or proposed to be conducted and (iii) to carry out the transactions contemplated hereby.

3.2.2. Authorization; Enforceability. Such Subscriber has taken all limited liability company action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Subscriber and is the legal, valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms.

3.2.3. Securities Laws Matters. Such Subscriber has been advised that the Securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Subscriber is aware that the Company is under no obligation to effect any such registration with respect to any of the Securities or to file for or comply with any exemption from registration. Such Subscriber is purchasing the Securities for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. Such Subscriber has such knowledge and experience in financial and business matters that such Subscriber is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Subscriber is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

4.       Conditions to Sale and Purchase of Securities.

           4.1. Conditions to Sale of Securities. The obligations of the Company to issue and sell the Securities hereunder shall be subject to the satisfaction of the following conditions:

           4.1.1. Representations and Warranties. All the representations and warranties of each Subscriber contained in this Agreement shall be true and correct as of the Closing, and the consummation of the purchase by such Subscriber of Securities hereunder shall constitute a reaffirmation by such Subscriber that all the representations and warranties of such Subscriber contained in this Agreement are true and correct as of the Closing.

           4.1.2. Stockholders Agreement. Each Subscriber shall have duly executed and delivered to the Company the Stockholders Agreement.

           4.1.3. General. The Company shall have received copies of all documents which the Company may have reasonably requested from the Subscribers in connection with the transactions contemplated by this Agreement, such documents where appropriate to be certified by proper limited liability company or governmental authorities.

           4.2. Conditions to Purchase of Securities. The obligations of each Subscriber to purchase and pay for the Securities to be purchased by it hereunder shall be subject to the satisfaction of the following conditions:

4.2.1. Representations and Warranties. All the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing, and the consummation of the sale by the Company of Securities hereunder shall constitute a reaffirmation by the Company that all the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing.

4.2.2. Stockholders Agreement. The Company and each other party to the Stockholders Agreement (other than the Subscribers) shall have duly executed and delivered to such Subscriber the Stockholders Agreement.

4.2.3. Payment of Fees. The Company shall have paid (a) the fees described in Sections 5.3.1 and 5.3.2 and (b) all fees and expenses of the Subscribers (including fees and disbursements of counsel to the Subscribers) which the Company is required to pay pursuant to this Agreement and for which statements have been rendered on or prior to the Closing Date.

4.2.4. Proper Proceedings. This Agreement and the transactions contemplated hereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

4.2.5. General. Such Subscriber shall have received copies of all documents which the Company may have reasonably requested from the Subscribers in connection with the transactions contemplated by this Agreement, such documents where appropriate to be certified by proper corporate or governmental authorities.

5.       Covenants.

           5.1. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes into Conversion Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the issuance of the Conversion Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the issuance of the Conversion Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for the purpose.

           5.2. Books, Records and Accounts. The Company shall, and shall cause its Subsidiaries to, keep on an appropriate basis appropriate books, records and accounts.

           5.3. Fees, Expenses and Indemnities.

5.3.1. Commitment Fee. On the Closing Date, the Company shall pay to the Subscribers pro rata in accordance with their respective Percentage Interests a commitment fee in the aggregate amount of 1,600,000.

5.3.2. Closing Fee. On the Closing Date, the Company shall issue to the Subscribers pro rata in accordance with their respective Percentage Interests an aggregate of 33,634 shares of Common Stock (in addition to the Common Shares to be purchased by the Subscribers hereunder).

5.3.3. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

(a) all reasonable expenses of the Subscribers (including reasonable fees and disbursements of the counsel to the Subscribers) in connection with the issuance of the Securities, including the negotiation, preparation and duplication of this Agreement, the transactions contemplated hereby and amendments, waivers, consents and other operations hereunder;

(b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of the issuance of Securities or this Agreement; and

(c) all other reasonable expenses incurred by any Subscriber or any other Holder in connection with the enforcement of any rights hereunder or under any Securities or any work-out negotiations relating to the Securities, including costs of collection and reasonable attorneys' fees and expenses.

5.3.4. Indemnity. The Company agrees to indemnify and hold harmless each Subscriber and each other Holder from and against all losses, damages, liabilities and expenses (including reasonable attorneys' fees and charges) resulting from any breach of any representation, warranty or agreement of the Company in this Agreement or any misrepresentation by the Company in this Agreement. Each Subscriber agrees to indemnify and hold harmless the Company from and against all losses, damages, liabilities and expenses (including reasonable attorneys' fees and charges) resulting from any breach of any representation, warranty or agreement of such Subscriber in this Agreement or any misrepresentation by such Subscriber in this Agreement.

6.       Restrictions on Transfer.

           6.1. Restrictive Legend. Each Subscriber acknowledges and agrees that the Securities and the Conversion Shares shall bear a legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING RESTRICTIONS AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS' AGREEMENT DATED AS OF JUNE 13, 2003, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE EXAMINED AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES."

           6.2. Termination of Restrictions; Removal of Legends. The restrictions upon transferability of the Securities described in the restrictive legends set forth in Section 6.1 shall cease and terminate as to any particular Securities when (a) in the written opinion of Ropes & Gray, LLP or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (b) such Securities shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever (i) such restrictions shall cease and terminate as to any Securities or (ii) such Securities shall be transferable under paragraph (k) of Rule 144 under the Securities Act, the holder thereof shall be entitled to receive from the Company, without expense, a new certificate representing the applicable Common Shares, Preferred Shares or Conversion Shares or a new Note, as the case may be, not bearing the legend set forth in Section 6.1.

7.       Termination. If the Closing has not occurred on or prior to June 30, 2003, then this Agreement shall immediately terminate and be of no further force or effect.

8.       General Provisions.

           8.1. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

           If to the Company, to it at:

450 East Las Olas Boulevard, 14th Floor Fort Lauderdale, FL 33301 Attention: General Counsel Facsimile: (954) 759-6992

           with a copy to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038-4982 Attention: Mark A. Rosenbaum, Esq. Facsimile: (212) 806-6006

           If to any Subscriber, to it at:

c/o The Baupost Group, L.L.C. 10 St. James Avenue, Suite 2000 Boston, MA 02116 Attention: Messrs. Thomas W. Blumenthal and James F. Mooney Facsimile: (617) 451-7333

           with a copy to:

Ropes & Gray LLP One International Place Boston, MA 02110-2624 Attention: Collin J. Beecroft, Esq. Facsimile: (617) 951-7050

           8.2. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that: (a) the Company may not assign any of its rights or obligations hereunder without the prior written consent of the Subscribers; (b) prior to the Closing, no Subscriber may assign any of its rights or obligations hereunder; (c) after the Closing and on or prior to the date that is six months after the Closing Date, any Subscriber may assign any of its rights or obligations hereunder to any Person in connection with a transfer of Securities in compliance with the terms and conditions of Section 6 and the Stockholders Agreement; and (d) after the date that is six months after the Closing Date, no Subscriber may assign any of its rights or obligations hereunder to any Person other than an affiliate of such Subscriber.

           8.3. Course of Dealing; No Implied Waivers; Amendments. No course of dealing between the Company or any of its Subsidiaries, on one hand, and any Subscriber, on the other hand, shall operate as a waiver of any party's rights under this Agreement or any of the Securities. In particular, no delay or omission on the part of any party hereto in exercising any right under this Agreement or any of the Securities shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Prior to the Closing, no waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by (a) the Company and (b) the Subscribers holding a majority of the Percentage Interests. After the Closing, no waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by (i) the Company, (ii) the Holders of a majority of the Common Shares and Conversion Shares then outstanding, (iii) the Holders of a majority of the Preferred Shares then outstanding and (iv) the Holders of a majority of the aggregate principal amount of the Notes then outstanding.

           8.4. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

           8.5. Venue; Service of Process; Certain Waivers. Each of the Company and the Subscribers:

(a) irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the federal courts of the United States of America sitting in The Commonwealth of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Securities or the subject matter hereof or thereof,

(b) waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, the Securities or the subject matter hereof or thereof, may not be enforced in or by such court;

(c) consents to service of process in any such proceeding in any manner at the time permitted by the laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 8.1 is reasonably calculated to give actual notice; and

(d) waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

           8.6. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND THE SUBSCRIBERS WANES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company acknowledges that it has been informed by the Subscribers that the foregoing sentence constitutes a material inducement upon which the Subscribers have relied and will rely in entering into this Agreement and purchasing the Securities hereunder. Each of the Company and the Subscribers may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company and the Subscribers to the waiver of their rights to trial by jury.

           8.7. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement. All covenants, agreements, representations and warranties made by the Company in this Agreement and the Securities shall be deemed to have been relied on by the Subscribers, notwithstanding any investigation made by any Subscriber on its behalf, and shall survive the execution and delivery to the Subscribers hereof and thereof; provided, however, that the representations and warranties made by the Company in this Agreement shall survive only until the third anniversary of the Closing Date. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement, the Securities, the Plan and the Commitment Letter constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement and the Securities, and any issue, claim or proceeding arising out of or relating to this Agreement or the Securities or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.

[The remainder of this page is intentionally left blank.]

           IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

COMPANY:	NR HOLDINGS, INC. By Title:

SUBSCRIBERS:	BAUPOST PRIVATE
  INVESTMENTS A-1, L.L.C.

By Baupost Limited Partnership 1983 A-1,
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
       Managing Director

BAUPOST PRIVATE
  INVESTMENTS B-1, L.L.C.

By Baupost Limited Partnership 1983 B-1,
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
       Managing Director

BAUPOST PRIVATE
  INVESTMENTS C-1, L.L.C.

By Baupost Limited Partnership 1983 C-1,
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
       Managing Director

BAUPOST PRIVATE
  INVESTMENTS H-1, L.L.C.

By HB Institutional Limited Partnership
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
       Managing Director

BAUPOST PRIVATE
  INVESTMENTS P-1, L.L.C.

By PB Institutional Limited Partnership
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
       Managing Director

BAUPOST PRIVATE
  INVESTMENTS Y-1, L.L.C.

By YB Institutional Limited Partnership
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
       Managing Director

BAUPOST PRIVATE
  INVESTMENTS BV1-1, L.L.C.

By Baupost Value Partners, L.P.-1
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
       Managing Director

BAUPOST PRIVATE
  INVESTMENTS BV11-1, L.L.C.

By Baupost Value Partners, L.P.-11
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
       Managing Director

BAUPOST PRIVATE
  INVESTMENTS BV111-1, L.L.C.

By Baupost Value Partners, L.P.-111
       its sole Member

By The Baupost Group, L.L.C.
       its Managing General Partner

By
       Thomas W. Blumenthal
Managing Director

Exhibit A

SUBSCRIBERS

----------------------------------- ------------------ ------------------ ------------------ ------------------
                                                                                                Portion of
                                       Number of          Number of          Principal          Aggregate
               Subscriber            Common Shares     Preferred Shares   Amount of Notes     Purchase Price
----------------------------------- ------------------ ------------------ ------------------ ------------------

Baupost Private                           68,104               3,254         $2,043,121         $10,745,441
Investments A-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Baupost Private                           33,728               1,611         $1,011,840          $5,321,080
Investments B-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Baupost Private                          172,933               8,263         $5,187,992         $27,285,632
Investments C-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Baupost Private                           77,304               3,693         $2,319,121         $12,196,441
Investments H-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Baupost Private                           36,152               1,727         $1,084,560          $5,703,720
Investments P-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Baupost Private                           25,485               1,218           $764,550          $4,021,350
Investments Y-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Baupost Private                           44,464               2,124         $1,333,920          $7,015,040
Investments BV1-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Baupost Private                           28,955               1,383           $868,650          $4,568,050
Investments BVII-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Baupost Private                           19,920                 952           $597,600          $3,143,200
Investments BVIII-1, L.L.C.
----------------------------------- ------------------ ------------------ ------------------ ------------------
Total                                    507,045              24,225        $15,211,354         $79,999,954
----------------------------------- ------------------ ------------------ ------------------ ------------------